Exhibit 99.1




Contact:     Robert J. Hugin                         Brian P. Gill
             Senior VP and CFO                       Director PR/IR
             Celgene Corporation                     Celgene Corporation
             (908) 673-9102                          (908) 673-9530


                       FDA GRANTS REVLIMID(R) NDA APPROVAL

SUMMIT, NJ (DECEMBER 27, 2005) - Celgene Corporation (NASDAQ: CELG) announced that the U.S. Food and Drug Administration (FDA) granted approval of REVLIMID (lenalidomide) which is indicated for the treatment of patients with transfusion-dependent anemia due to low- or intermediate-1-risk myelodysplastic syndromes (MDS) associated with a deletion 5q cytogenetic abnormality with or without additional cytogenetic abnormalities. REVLIMID will be available through a REVLIMID Education and Prescribing Safety Program, called RevAssist(sm) via contracted pharmacies.

"The clinical data from a Phase II trial of 148 patients demonstrated that Revlimid can reduce or even eliminate the need for transfusions in many patients with del 5q MDS," said Dr. Alan List, Professor of Oncology and Medicine, and Chief Division of Hematologic Malignancies Hematologic Malignancies at H. Lee Moffitt Cancer Center, Tampa, Florida, and the study's lead investigator. "I am extremely pleased with the FDA's action today."

The safety profile for REVLIMID has shown that neutropenia and/or thrombocytopenia were the most common adverse event (AE) and that patients may require a dose adjustment. Other observed and common AE's include diarrhea, pruritis, rash, fatigue, constipation, nausea, nasopharyngitis, arthralgia, pyrexia, back pain, peripheral edema, cough, dizziness, headache, muscle cramp, dyspnea, and pharyngitis.

"Being able to use an oral therapy such as REVLIMID to treat del 5q MDS could reduce or even eliminate the need for red blood cell transfusions in MDS patients," said Dr. John Bennett, Professor of Oncology in Medicine, Pathology, and Laboratory Medicine, University of Rochester.

"The FDA approval of REVLIMID offers a new therapeutic option to this particular group of patients with myelodysplastic syndromes," said Graham Burton, M.D., SVP, Regulatory Affairs and Pharmacovigilance for Celgene.

The timing of this approval will result in most initial shipments of REVLIMID to be distributed in early 2006. This later than anticipated approval has also resulted in an increase in pre-launch expenses of approximately $5 million, with 2005 full-year adjusted earnings per share now expected to be approximately $0.36-$0.38 per diluted share.

SAFETY NOTICE:

REVLIMID(R) (lenalidomide) Capsules 5 mg & 10 mg

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--------------------------------------------------------------------------------
WARNING: POTENTIAL FOR HUMAN BIRTH DEFECTS.
-------------------------------------------
LENALIDOMIDE IS AN ANALOGUE OF THALIDOMIDE. THALIDOMIDE IS A KNOWN HUMAN TERATOGEN THAT CAUSES SEVERE LIFE-THREATENING HUMAN BIRTH DEFECTS. IF LENALIDOMIDE IS TAKEN DURING PREGNANCY, IT MAY CAUSE BIRTH DEFECTS OR DEATH TO
AN UNBORN BABY. FEMALES SHOULD BE ADVISED TO AVOID PREGNANCY WHILE TAKING LENALIDOMIDE. BECAUSE OF THIS POTENTIAL TOXICITY AND TO AVOID FETAL EXPOSURE TO REVLIMID(R) (LENALIDOMIDE), IT IS ONLY AVAILABLE UNDER A SPECIAL RESTRICTED DISTRIBUTION PROGRAM. THIS PROGRAM IS CALLED "REVASSIST(SM)". UNDER THIS
PROGRAM, ONLY PRESCRIBERS AND PHARMACISTS REGISTERED WITH THE PROGRAM ARE
ALLOWED TO PRESCRIBE AND DISPENSE THE PRODUCT. IN ADDITION, PATIENTS MUST AGREE TO COMPLY WITH THE REQUIREMENTS OF THE REVASSIST(SM) PROGRAM TO RECEIVE DRUG.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
WARNING:
--------
HEMATOLOGICAL TOXICITY  (NEUTROPENIA AND THROMBOCYTOPENIA)
----------------------  ----------------------------------
LENALIDOMIDE IS ASSOCIATED WITH SIGNIFICANT NEUTROPENIA AND THROMBOCYTOPENIA. PATIENTS SHOULD HAVE THEIR CBC CHECKED WEEKLY FOR THE FIRST 8 WEEKS OF REVLIMID(R) (LENALIDOMIDE) TREATMENT AND AT LEAST MONTHLY THEREAFTER TO MONITOR FOR CYTOPENIAS. MOST DELETION 5Q MDS PATIENTS STUDIED REQUIRED A DOSE ADJUSTMENT FOR NEUTROPENIA AND THROMBOCYTOPENIA.

WARNING: DEEP VEIN THROMBOSIS AND PULMONARY EMBOLISM
-------  -------------------------------------------
REVLIMID(R) (LENALIDOMIDE) HAS DEMONSTRATED SIGNIFICANT RISK OF DEEP VEIN THROMBOSIS AND PULMONARY EMBOLISM IN SOME PATIENTS WITH CERTAIN MEDICAL CONDITIONS.
--------------------------------------------------------------------------------

IMPORTANT SAFETY INFORMATION
----------------------------

HYPERSENSITIVITY: REVLIMID(R) (lenalidomide) is contraindicated in any patients who have demonstrated hypersensitivity to the drug or its components.

OTHER ADVERSE EVENTS: Other most frequently reported adverse events were diarrhea, pruritis, rash, fatigue, constipation, nausea, nasopharyngitis, arthralgia, pyrexia, back pain, peripheral edema, cough, dizziness, headache, muscle cramp, dyspnea, and pharyngitis. REVLIMID(R) (lenaliodomide) is substantially excreted by the kidney, so the risk of toxic reactions may be greater in patients with impaired renal function.

ABOUT REVLIMID(R)

REVLIMID is a member of a proprietary group of novel IMiDs(R), immunomodulatory drugs. Celgene continues to evaluate treatments with REVLIMID for a broad range of hematology and oncology conditions. The IMiD pipeline, including REVLIMID, is covered by a comprehensive intellectual property estate of U.S. and foreign issued and pending patent applications including composition-of-matter and use patents.

ABOUT REVASSIST(SM)

FOR FURTHER INFORMATION ABOUT REVLIMID(R) AND THE RevAssist(SM) PROGRAM, YOU MAY GO TO THE INTERNET AT www.REVLIMID.com OR BY CALLING THE MANUFACTURER'S TOLL FREE NUMBER 1-888-4CELGENE. RevAssist(SM) is a proprietary risk-management restrictive distribution program, tailored specifically for REVLIMID patients, to prevent the potential for human birth defects and ensure prompt and convenient access to REVLIMID.

ABOUT MYELODYSPLASTIC SYNDROMES

Myelodysplastic syndromes (MDS) are a group of hematologic malignancies that affect approximately 300,000 people worldwide. Myelodysplastic syndromes occur when blood cells remain in an immature or "blast" stage within the bone marrow and never develop into mature cells capable of performing their necessary functions. Eventually, the bone marrow may be filled with blast cells suppressing normal cell development. According to the American Cancer Society, 10,000 to 20,000 new cases of MDS are diagnosed each year in the United States, with mean survival rates ranging from approximately six months to six years for the different classifications of MDS. MDS patients must often rely on blood transfusions to manage symptoms of anemia and fatigue and may develop life-threatening iron overload and/or toxicity from frequent transfusions, thus underscoring the critical need for new therapies targeting the cause of the condition rather than simply managing its symptoms.

ABOUT DELETION 5q CHROMOSOMAL ABNORMALITY

Chromosomal (cytogenetic) abnormalities are detected in more than half of patients with myelodysplastic syndrome (MDS), and involve a deletion in all or part of one or more specific chromosomes. The most common cytogenetic abnormalities in MDS are deletions in the long arm of chromosomes 5, 7, and 20. Another common abnormality is an extra copy of chromosome 8. A deletion involving the 5q chromosome may be involved in 20 percent to 30 percent of all MDS patients. The World Health Organization has also recently identified a unique subset of MDS patients with a "5q- Syndrome" where the only chromosomal abnormality is a specific portion of the 5q chromosome.

The management team of Celgene will host a conference call at 9:00 a.m. EST, December 28, 2005, to discuss the announcement of the FDA approval of REVLIMID(R) and next steps to commercialization. The conference call will be available by web cast at www.celgene.com. An audio replay of the call will be available for two weeks starting from 4 p.m. EDT, December 28, 2005. To access the replay, please dial 1-800-642-1687 (international dial-in 706-645-9291) and enter Reservation Number 3896569.

ABOUT CELGENE

Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global pharmaceutical company engaged primarily in the discovery, development and commercialization of innovative therapies for the treatment of cancer and inflammatory diseases

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through  gene and protein  regulation.  For more  information,  please visit the
Company's website at www.celgene.com.

REVLIMID(R) is a registered trademark of Celgene  Corporation.

RevAssist(SM) is a service mark of Celgene Corporation.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WHICH ARE SUBJECT TO KNOWN AND UNKNOWN RISKS, DELAYS, UNCERTAINTIES AND OTHER FACTORS NOT UNDER THE COMPANY'S CONTROL, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE OR OTHER EXPECTATIONS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE RESULTS OF CURRENT OR PENDING RESEARCH AND DEVELOPMENT ACTIVITIES, ACTIONS BY THE FDA AND OTHER REGULATORY AUTHORITIES, AND OTHER FACTORS DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION SUCH AS OUR 10K, 10Q AND 8K REPORTS.

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